Joint Filer Information

Title of Security:           Common Stock

Issuer & Ticker Symbol:      Amicas, Inc. (f/k/a VitalWorks Inc.)  (AMCS)

Designated Filer:            Corsair Capital Management, L.L.C.

Other Joint Filers:          Corsair Capital Investors, Ltd.
                             ("Corsair Investors"), Jay R. Petschek
                             ("Mr. Petschek") and Steven Major ("Mr. Major")

Addresses:                   The principal business address for each of
                             Mr. Petschek and Mr. Major is 350 Madison Avenue,
                             9th Floor, New York, New York 10017.

                             The principal business address
                             for Corsair Investors is c/o M&C
                             Corporate Services Limited, P.O.
                             Box 309, Ugland House, 113 South
                             Church Street, George Town,
                             Grand Cayman, Cayman Islands,
                             British West Indies.


Signatures:


Dated:  August 29, 2005      CORSAIR CAPITAL INVESTORS, LTD.
                             By:  Corsair Capital Management, L.L.C.,
                                    Director

                                  By: /s/ Steven Major
                                      ---------------------------------
                                          Steven Major, Managing Member


                             /s/ Jay R. Petschek
                             ---------------------------
                                 Jay R. Petschek


                             /s/ Steven Major
                             ---------------------------
                                 Steven Major